UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 1, 2020
COMMISSION FILE NUMBER 1-6780
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
COMMON STOCK, $0.00 PAR VALUE	RYN	New York Stock Exchange
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

RAYONIER INC.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 1, 2020, Rayonier Inc. (“Rayonier”), Rayonier TRS Holdings Inc. (“TRS”) and Rayonier Operating Company LLC (“ROC”, collectively with Rayonier and TRS, each individually a “Borrower” and collectively, the “Borrowers”) entered into a Second Amendment to Credit Agreement (the “Amendment Agreement”) with the several banks, financial institutions and other institutional lenders party thereto as “Lenders” (the “Lenders”) and CoBank, ACB (“CoBank”), as administrative agent (in such capacity, the “Administrative Agent”), to amend certain terms of the Credit Agreement dated August 5, 2015, among the Borrowers, the Lenders, the Administrative Agent and the other parties thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”).
The Credit Agreement governs the terms of the senior unsecured credit facilities established under it prior to the date hereof in the aggregate principal amount of $850 million, consisting of a revolving credit facility in the initial amount of $200 million (the “Revolving Credit Facility”), a term loan facility in the amount of $350 million (the “Initial Term Loan Facility”) and an incremental term loan facility in the initial amount of $300 million (“2016 Incremental Term Loan Facility”).
The Amendment, among other things, provides for the following, and subject to satisfaction of certain other customary conditions in each case:

•	an increase the aggregate commitments under the Revolving Credit Facility from $200 million to $250 million, and an extension of the maturity date thereunder from August 5, 2020 to April 1, 2025;

•	an extension of the maturity date of the Initial Term Loan Facility from August 5, 2024 to April 1, 2028;

•	modifications to allow for the transactions related to the previously announced acquisition of Pope Resources (the “Pope Acquisition”);

•	modifications to include customary new provisions relating to the replacement of LIBOR as the benchmark for the Eurodollar Rate; and

•
modifications to adjust the pricing grid to increase the applicable margin for the Revolving Credit Facility by 25 basis points, decrease the applicable margin for every level of the pricing grid (other than the lowest leverage level) for the Initial Term Loan Facility by 2.5 basis points and increase the leverage ratio breakpoint between the second and third pricing levels from 50% to 52.5%.

After giving effect to the Amendment Agreement, on April 1, 2020, Rayonier had $168 million of availability under the Revolving Credit Facility. Rayonier may use a portion of the amounts available under the Revolving Credit Facility to finance the Pope Acquisition and the related fees and expenses.
Some of the Lenders and potential lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Rayonier and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Rayonier and its subsidiaries and affiliates for such services.
For additional information on the Credit Agreement and facilities thereunder, including the terms thereof, see Rayonier’s Current Reports on Form 8-K dated August 5, 2015 and May 5, 2016. The foregoing description of the Amendment Agreement do not purport to be a complete description and are qualified in their entirety by reference to the full text of the Amendment Agreement, a copy of which will be filed with Rayonier’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Vice President, General Counsel and Corporate Secretary

April 2, 2020

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